Exhibit 99.1

Hyperion Notified that FDA Will Not Meet the PDUFA Action Date for Ravicti™

South San Francisco, CA – January 16, 2013 – Hyperion Therapeutics, Inc. (Nasdaq GM:HPTX) said that the U.S. Food and Drug Administration (FDA) has advised the Company not to expect a final action by the Prescription Drug User Fee Act (PDUFA) action date of January 23, 2013. The agency explained it is continuing to work on label and post-marketing requirements in connection with Hyperion’s New Drug Application (NDA) for Ravicti™ (glycerol phenylbutyrate) for the treatment of Urea Cycle Disorders (UCD).

About Ravicti™ (glycerol phenylbutyrate)

Ravicti, an investigational drug, is a pre-pro-drug of phenylacetic acid, the active moiety of BUPHENYL®, the only branded therapy currently FDA-approved as adjunctive therapy for the chronic management of patients with the most prevalent urea cycle disorders. Ravicti holds orphan product designations in the US and Europe for the maintenance treatment of patients with urea cycle disorders and in the US for the intermittent or chronic treatment of patients with cirrhosis and any grade of hepatic encephalopathy.

About Hyperion Therapeutics

Hyperion Therapeutics is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat disorders in the areas of orphan diseases and hepatology. Hyperion Therapeutics is developing Ravicti™ (glycerol phenylbutyrate) for two orphan indications: urea cycle disorders and hepatic encephalopathy.

Forward-Looking Statement

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include statements regarding expectations about the timing of any FDA action as well as the content, nature and extent of any label or post-marketing requirements. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see Hyperion’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7 and any subsequent filings with the Securities and Exchange Commission.

BUPHENYL® is a registered trademark of Ucyclyd Pharma, Inc.

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CONTACT: Shari Annes, Investor Relations

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